UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2007

PLUM CREEK TIMBER COMPANY, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-10239	91-1912863
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

999 Third Avenue, Suite 4300 Seattle, Washington	98104-4096
(Address of Principal Executive Offices)	(Zip Code)

(206) 467-3600

Registrant’s Telephone Number, including area code

(insert former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14.d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1. Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

(a)	On June 15, 2007, Plum Creek Timberlands, L.P. (the “Partnership”), a wholly owned operating subsidiary of Plum Creek Timber Company, Inc. (the “Company”), entered into a five-year term credit agreement governing the terms of a $350 million ($350,000,000.00) borrowing with Bank of America, N.A. and several other banks party thereto, as lenders (the “Credit Agreement”). Interest on the borrowing will accrue at a variable rate based on the London Interbank Offered Rate, or LIBOR, and the Partnership’s published debt rating. Currently, the applicable rate of interest on the borrowing is LIBOR plus 0.45%, or 5.77%. The Partnership may prepay the borrowing under the Credit Agreement at any time or from time to time without premium or penalty, provided that the entire outstanding amount of the borrowing must be repaid on or before June 15, 2012. Amounts repaid may not be reborrowed.

The Credit Agreement contains various provisions that are customary for a borrower with an investment grade debt rating. These provisions include covenants that are substantially similar to those contained in the Partnership’s $750 million revolving credit facility, including covenants that require the Partnership to maintain certain interest coverage and maximum leverage ratios, as well as limit the ability of the Partnership and its subsidiaries to enter into certain sale and leaseback transactions, incur liens on its properties, dispose of its timberlands, and execute certain fundamental changes (e.g., merge, consolidate, dissolve, liquidate or sell substantially all of its assets to another party). The Credit Agreement also restricts the Partnership’s subsidiaries from incurring indebtedness, and contains customary event of default provisions. The borrowing under the Credit Agreement is an unsecured and unsubordinated obligation of the Partnership, and ranks equally with all of the Partnership’s other unsecured and unsubordinated indebtedness from time to time outstanding.

In connection with the Credit Agreement, the Partnership amended its $750 million revolving credit facility. The amendment eliminated a covenant that prohibits the Partnership and its subsidiaries from entering into any agreement that limits the ability of the Partnership or any subsidiary to incur liens, make restricted payments or issue guarantees.

For a complete description of the terms and conditions of the Credit Agreement and the amendment, please refer to the Credit Agreement, the amendment and the revolving credit facility, which are incorporated herein by reference and filed with this Current Report on Form 8-K as Exhibits 10.1, 10.2 and 10.3, respectively.

Bank of America, N.A. and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory, investment banking and general financing services for the Company and the Partnership.

Section 2. Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

(a)	The information set forth in Item 1.01 is incorporated herein by reference.

Section 9. Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits. The following Exhibits are filed with this report:

Exhibit No.
10.1	Credit Agreement, dated as of June 15, 2007, among Plum Creek Timberlands, L.P., Bank of America, N.A., as Administrative Agent, SunTrust Bank, as Syndication Agent, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Seattle Branch, and The Royal Bank of Scotland, as Documentation Agents, Banc of America Securities LLC and SunTrust Robinson Humphrey, a division of SunTrust Capital Markets, Inc., as Joint Lead Arrangers and Joint Book Managers, and the Other Financial Institutions Party Thereto (filed herewith).

10.2	Amendment Agreement, dated as of June 15, 2007, among Plum Creek Timberlands, L.P., and Bank of America, N.A., as Administrative Agent under the Credit Agreement dated as of June 29, 2006 (filed herewith).

10.3	Credit Agreement, dated as of June 29, 2006, among Plum Creek Timberlands, L.P., Bank of America, N.A., as Administrative Agent, SunTrust Bank, as Syndication Agent, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Seattle Branch, Northwest Farm Credit Services, PCA and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank International”, New York Branch, and Wells Fargo Bank, National Association, as Documentation Agents, Banc of America Securities LLC and SunTrust Robinson Humphrey, a division of SunTrust Capital Markets, Inc., as Joint Lead Arrangers and Joint Book Managers, and the other financial institutions party thereto (filed as exhibit 10.1 to Form 8-K, File No. 1-10239, filed July 3, 2006, and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUM CREEK TIMBER COMPANY, INC.

By:	/s/ David W. Lambert
David W. Lambert
Senior Vice President and Chief Financial Officer

DATED: June 21, 2007

PLUM CREEK TIMBER COMPANY, INC.

Exhibit Index

Exhibit No.
10.1	Credit Agreement, dated as of June 15, 2007, among Plum Creek Timberlands, L.P., Bank of America, N.A., as Administrative Agent, SunTrust Bank, as Syndication Agent, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Seattle Branch, and The Royal Bank of Scotland, as Documentation Agents, Banc of America Securities LLC and SunTrust Robinson Humphrey, a division of SunTrust Capital Markets, Inc., as Joint Lead Arrangers and Joint Book Managers, and the Other Financial Institutions Party Thereto (filed herewith).

10.2	Amendment Agreement, dated as of June 15, 2007, among Plum Creek Timberlands, L.P., and Bank of America, N.A., as Administrative Agent under the Credit Agreement dated as of June 29, 2006 (filed herewith).

10.3	Credit Agreement, dated as of June 29, 2006, among Plum Creek Timberlands, L.P., Bank of America, N.A., as Administrative Agent, SunTrust Bank, as Syndication Agent, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Seattle Branch, Northwest Farm Credit Services, PCA and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank International”, New York Branch, and Wells Fargo Bank, National Association, as Documentation Agents, Banc of America Securities LLC and SunTrust Robinson Humphrey, a division of SunTrust Capital Markets, Inc., as Joint Lead Arrangers and Joint Book Managers, and the other financial institutions party thereto (filed as exhibit 10.1 to Form 8-K, File No. 1-10239, filed July 3, 2006, and incorporated herein by reference).